UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2006

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2006, Emisphere Technologies, Inc. ("Emisphere") announced that it has entered into an exclusive, worldwide licensing agreement with Genta Incorporated ("Genta") to develop an oral formulation of a gallium-containing compound. Under the terms of the new agreement, Genta will pay Emisphere up to $24 million only upon the achievement of certain milestones, and royalties based upon sales. Emisphere does not expect to receive any milestone payments before twelve months from commencement of work, if at all. Emisphere will utilize its proprietary oral delivery technology, eligen®, to supply a finished oral dosage form to Genta. Genta will reimburse Emisphere for time and expenses, as incurred, to create the oral dosage formulation. Genta will be responsible for toxicology, clinical development, regulatory submissions, and worldwide commercialization. The agreement is in effect until the later of (a) receipt of initial regulatory approval or (b) expiration of all royalty and payment obligations.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

A copy of the Agreement will be filed as an exhibit to the Company’s upcoming quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(c)

Exhibit 99.1 - Press Release of Emisphere Technologies, Inc., dated March 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

March 27, 2006	By:	Michael Goldberg

Name: Michael Goldberg
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc., dated March 23, 2006.